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                               CONSENT OF COUNSEL

                           AIM COUNSELOR SERIES TRUST


          We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Legal Counsel" in the Statements of Additional Information for the AIM Advantage Health Sciences Fund and the AIM Multi-Sector Fund, series portfolios of AIM Counselor Series Trust (the "Trust"), which are included in Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933, as amended
(No. 333-36074), and Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09913), on Form N-1A of the Trust.

                                  /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                  ---------------------------------------------
                                  Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
December 14, 2005